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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statement of IHOP Corp. and Subsidiaries on Form S-8 (File No. 33-46361) of our reports dated February 14, 1997 on our audits of the consolidated financial statements of IHOP Corp. and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                          Coopers & Lybrand L.L.P.

Los Angeles, California
March 26, 1997